SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                         Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PCTEL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Supplement to the Proxy Statement

for the Annual Meeting of Stockholders

to be held Wednesday, May 27, 2020 at 3:00 p.m. Central Time

This supplement, dated May 12, 2020 (this “Supplement”), amends and supplements the Definitive Proxy Statement of PCTEL, Inc., a Delaware corporation, dated April 15, 2020 (the “Proxy Statement”), in connection with the solicitation of proxies on behalf of the Board of Directors for our Annual Meeting of Stockholders to be held on Wednesday, May 27, 2020 (the “Annual Meeting”), or any postponement or adjournment thereof. As used herein “Company” refers to PCTEL, Inc.

Please note that the Annual Meeting will be held on Wednesday, May 27, 2020 at 3:00 p.m. Central Time as indicated in the Proxy Statement, the Proxy Card and the Notice Regarding the Availability of Proxy Materials provided to our stockholders of record at the close of business on March 30, 2020. The Notice Regarding the Availability of Proxy Materials filed with the SEC incorrectly indicated the Annual Meeting time to be Eastern Time rather than Central Time.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement updates the disclosure in the Proxy Statement to reflect that Proposal #2 to amend our Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of common stock from 100,000,000 shares to 50,000,000 shares is a “routine” matter, eligible for discretionary voting by brokers, trustees and other nominees under New York Stock Exchange (“NYSE”) rules.

Pursuant to NYSE rules, if you hold your shares through a broker, trustee or nominee and do not instruct such broker, trustee or nominee on how to vote your shares, your broker, trustee or nominee is not permitted to vote your shares in its discretion on “non-routine” matters as determined under NYSE rules, but is permitted to vote your shares in its discretion on “routine” matters as determined under NYSE rules.

NYSE has informed the Company that Proposal #2 is a “routine” matter. Accordingly, if you hold your shares through a broker, trustee or nominee and do not instruct your broker, trustee or nominee on how to vote your shares on Proposal #2, your broker, trustee or nominee will be permitted to vote your shares in its discretion on such proposal. Abstentions have the same effect as votes against Proposal #2.

Except as amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares of common stock. We urge you to read the Proxy Statement and this Supplement in their entirety.

Your vote is important. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders will remain valid and shares represented thereby will be voted at the Annual Meeting unless revoked in the manner described in the Proxy Statement.